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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference n this Registration Statement on Form S-4 of RadiSys Corporation of our report dated August 25, 1998 relating to the consolidated financial statements appearing in Texas Micro Inc.'s Annual Report on Form 10-K for the year ended June 30, 1998. We also consent to the incorporation by reference of our report dated August 25, 1998 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
July 7, 1999